Charlotte’s Web First Quarter 2026 Financial Results
Proposed Transaction Set to Transform Balance Sheet; BEI Healthcare Access Pathway Activated April 1st; Adjusted EBITDA(1) Continues to Improve

Louisville, Colo. May 13, 2026 – (TSX: CWEB, OTCQX: CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), a botanical wellness innovation company and the market leader in cannabidiol (CBD) hemp extract wellness products, today announced results for the quarter ended March 31, 2026. All amounts are expressed in U.S. dollars.

TRANSACTION AND SUBSEQUENT EVENTS UPDATE

Proposed Transaction and $10M Investment
During the first quarter of 2026, Charlotte’s Web announced a transaction with BT DE Investments Inc. (“BAT”), a subsidiary of British American Tobacco p.l.c. (LSE: BATS and NYSE: BTI), to amend and convert BAT’s outstanding convertible debenture of approximately $54 million, plus accrued interest, and complete a concurrent $10 million private placement.

Upon completion, the transaction would eliminate Charlotte’s Web’s largest outstanding balance sheet liability, remove approximately $3 million in annual interest costs, strengthen shareholders’ equity, and add $10 million in new capital to support the Company’s participation in the developing CMS healthcare-access opportunity and other medical channel opportunities. Following completion of the transaction, BAT would hold approximately 40% of the Company’s then-issued and outstanding common shares on a non-diluted basis, representing a total equity commitment of approximately $75 million.

Completion of the transaction is subject to TSX approval and is pending approval of Charlotte’s Web shareholders at the Annual General and Special Meeting of shareholders scheduled to be held on May 28, 2026.

“Charlotte’s Web exited the first quarter with the right elements in place to position us for future growth. With a significantly enhanced capital structure and balance sheet on the horizon, along with our first-class product-quality systems, and rapidly emerging healthcare-channel infrastructure, we are well prepared to pursue the fast evolving federally authorized CBD opportunities,” said Bill Morachnick, Chief Executive Officer. “Following the April 1 activation of the CMS Substance Access Beneficiary Engagement Incentive, we are moving from preparation to deployment while continuing support for federal regulatory clarity and advancing DeFloria through the FDA Botanical Drug Pathway.”

Centers for Medicare & Medicaid Services Pilot Program Activated
Subsequent to quarter-end, on April 1, 2026, the Centers for Medicare & Medicaid Services (“CMS”), through the Center for Medicare & Medicaid Innovation, made available the Substance Access Beneficiary Engagement Incentive (“BEI”) to eligible participants in select CMS Innovation Center models, including the ACO REACH Model and the Enhancing Oncology Model. The optional BEI allows approved model participants, subject to CMS requirements, safeguards, physician oversight, and implementation-plan review, to cover eligible hemp-derived products of up to $500 annually per eligible beneficiary. Qualifying products are purchased by participating organizations and furnished directly to eligible beneficiaries.

CMS provides that eligible hemp-derived CBD products include non-intoxicating full-spectrum products containing up to 3 milligrams of naturally occurring THC per serving. Complementing this CMS guidance, FDA Commissioner Martin A. Makary issued a limited enforcement-discretion letter for eligible orally administered hemp-derived CBD products furnished under specified healthcare-program conditions, providing important regulatory clarity for eligible ingestible CBD products furnished through the BEI.

Charlotte’s Web’s first-quarter activities focused on preparing for this emerging healthcare channel. Management expects the early phase of the BEI to be implementation-led, with visibility into participating-organization adoption and patient engagement expected to develop through the second half of the year.

The BEI program remains subject to ongoing legal and administrative scrutiny, and the Company is monitoring any risks, litigation and implications. However, the Company feels the underlying policy direction favors companies like Charlotte's Web that have robust compliance infrastructure, clinical data, and manufacturing controls.

DeFloria Phase 2 Clinical Program
DeFloria, Inc. continues to advance AJA001 Oral Solution, an investigational botanical drug candidate for irritability associated with autism spectrum disorder (“ASD”). DeFloria is a collaboration between Charlotte’s Web, AJNA BioSciences, and British American Tobacco. Charlotte’s Web owns approximately one-third of DeFloria and holds exclusive commercial manufacturing rights for AJA001 upon potential FDA approval.

The Phase 2 clinical program, designed to evaluate safety, tolerability, and early signals of therapeutic effectiveness in adolescents and adults with ASD, remains substantially advanced across key program elements including clinical site selection, protocol optimization, and manufacturing readiness. The Company expects Phase 2 trial initiation in mid-2026, subject to the completion of customary development activities, regulatory requirements, and alignment of required resources. While the pathway remains subject to clinical, regulatory, financing, and commercialization risks, management believes DeFloria represents a compelling long-term opportunity to extend Charlotte's Web's botanical science platform into FDA-regulated pharmaceutical development.

FIRST QUARTER 2026 BUSINESS REVIEW

Medical Channel Advancement
Charlotte’s Web advanced its medical and healthcare-practitioner channel during the quarter, supported by long-standing practitioner relationships, quality infrastructure, clinical safety data, and a science-led approach to hemp-derived CBD wellness. The Company has established relationships and patient-advocacy communities for more than a decade, including work with organizations such as Realm of Caring, the Arthritis Foundation, and the U.S. Pain Foundation. These relationships have supported education, responsible access, consumer safety, and evidence-informed dialogue around hemp-derived CBD. The Company expanded its Medical product portfolio, which was developed for the healthcare-practitioner channel and aligns with common wellness use cases, including sleep, stress support, physical comfort, and overall wellness. During the quarter, Charlotte’s Web launched the CBD Clinic medical portal, a practitioner-facing resource designed to provide greater visibility into the Company’s portfolio of products, expand access to clinical education, and offer information to support evidence-informed understanding of CBD. The April 1, 2026, activation of the BEI further expands the opportunity for compliant, quality-led producers such as Charlotte’s Web to access healthcare markets.

Manufacturing Internalization
The Company’s transition to in-house gummy production, operational in 2025, is now substantially complete, with the majority of its gummy manufacturing conducted at the Company’s Louisville, Colorado cGMP facility. Capital expenditures related to insourcing projects declined significantly year-over-year, reflecting the completion of major equipment investments. In-house manufacturing is expanding across multiple gummy and topical products and is expected to improve gross margin as production volumes scale and startup-phase inefficiencies are resolved.

OTCQX Best Market Qualification
Subsequent to quarter-end, Charlotte’s Web qualified for trading on the OTCQX Best Market, an upgrade from the OTCQB Venture Market. OTCQX is the highest marketplace tier of the OTC Markets and is designed for established, investor-focused companies that meet higher financial and governance standards. Management believes the upgrade enhances the Company’s visibility and accessibility for U.S. investors.

FIRST QUARTER FINANCIAL REVIEW

"Our Q1 2026 results reflect continued progress on the operational fundamentals of the business,” said Erika Lind, Chief Financial Officer. “Lower first-quarter revenue reflects our decision to exit select lower-margin retail relationships last September and reduce the cost structure required to support those accounts. While this reduces near-term revenue, it improves the quality of our product and channel mix, and is expected to support stronger gross margin, operating margin, and cash flow over time. We are focused on profitable revenue, disciplined resource allocation, and building a more scalable business. Our core online consumer channel demonstrated healthy engagement, while operational discipline further improved cash flow. Year-over-year SG&A declined 17.7%, and Adjusted EBITDA improved by $1.1 million. Q1 net loss of $13.1 million was driven primarily by an $8.9 million non-cash fair value adjustment on the BAT convertible debenture, which will cease to impact our bottom line after Q2 of this year, assuming completion of the transaction with BAT. Completion of the BAT transaction would eliminate the debenture and add $10 million to cash and working capital, meaningfully strengthening our balance sheet to support our healthcare opportunity and broader growth strategy.”

The following table sets forth selected financial information for the periods indicated:

	Three Months Ended March 31,
U.S. $ millions, except per share data	2026	2025
Revenue	$11.2	$12.3
Cost of goods sold	6.0	6.0
Gross profit	5.2	6.2

Selling, general, and administrative expenses	9.5	11.6
Operating loss	(4.3)	(5.3)

Change in fair value of financial instruments	(8.9)	(0.1)
Other income (expense), net	0.1	(0.7)
Net loss before income taxes	$(13.1)	$(6.2)

EPS basic and diluted	$(0.08)	$(0.04)

Adjusted EBITDA (1)	$(1.7)	$(2.8)

Assets:
Cash and cash equivalents	$5.2	$19.4
Total assets	$70.7	$108.0
Liabilities:
Long-term liabilities	$77.6	$68.5
Total liabilities	$93.8	$87.0
Consolidated net revenue for the first quarter ended March 31, 2026, was $11.2 million, compared to $12.3 million in the first quarter of 2025. The year-over-year revenue decrease of 9.0% primarily reflected the retail channel restructuring initiated in September 2025, as previously disclosed. The Company's online consumer channel, targeted digital marketing efficiency, healthcare-practitioner channel development, and diversified botanical wellness portfolio are the core foundations for sustainable revenue growth.

Gross profit in Q1 2026 was $5.2 million, or 46.6% of revenue, compared to $6.2 million, or 50.8% of revenue, in Q1 2025. The year-over-year margin compression reflected several factors, including higher production costs as the Company continued scaling in-house manufacturing, the flow-through of previously outsourced inventory at legacy cost levels, modestly increased online promotional investment to support customer acquisition, and the impact of lower sales volume on fixed cost absorption. These factors were partially offset by a favorable product mix and the continued underlying benefits from manufacturing internalization. The legacy inventory cost effect is transitional and is expected to diminish as production normalizes under fully insourced economics. Management expects gross margin to trend toward the Company's target range of approximately 50% as insourced production efficiencies scale, transitional cost items normalize, and the benefits of channel restructuring are fully realized.

Total SG&A expenses were $9.5 million in Q1 2026, a year-over-year improvement of 17.7% from $11.6 million in Q1 2025. This reduction reflects the continued benefit of the Company’s comprehensive cost optimization program, including personnel cost realignment and reduced depreciation and amortization from exiting the MLB agreement ($0.7 million vs. $1.6 million in the prior year period), which has now reduced SG&A by approximately $33.6 million, or 44.5%, over the past two years. Charlotte’s Web believes it has substantially completed its operating cost reset, and expects quarterly SG&A to remain in a normalized range of approximately $10 million, reflecting a lean, appropriately scaled cost base to support growth as strategic catalysts materialize.

Net loss for Q1 2026 was $13.1 million, or $(0.08) per share, compared to a net loss of $6.2 million, or $(0.04) per share, in Q1 2025. The Q1 2026 net loss includes a non-cash charge of $8.9 million related to the change in fair value of financial instruments, primarily the mark-to-market adjustment on the BAT convertible debenture derivative liability. This non-cash item reflects accounting recognition of changes in the estimated fair value of the Company's outstanding convertible debenture conversion feature and associated derivatives, and is not indicative of cash performance or operating results. Upon closing of the BAT transaction, subject to customary closing conditions, TSX approval and shareholder approval at the May 28, 2026 Annual General and Special Meeting of the Shareholders, this derivative liability will be eliminated from the balance sheet. Excluding this non-cash item, along with depreciation, amortization, interest, and share-based compensation, Adjusted EBITDA(1) improved to a loss of $1.7 million in Q1 2026, from a loss of $2.8 million in Q1 2025, an improvement of approximately $1.1 million year-over-year.

Cash and cash equivalents as of March 31, 2026, were $5.2 million, compared to $8.0 million as of December 31, 2025, and $19.4 million as of March 31, 2025. Net cash used in operating activities in Q1 2026 was $2.8 million, essentially flat compared to $2.8 million in Q1 2025, reflecting continued operating cost discipline despite the year-over-year revenue decline. Capital expenditures were minimal at $21 thousand as the Company’s in-house manufacturing insourcing project, which drove $0.5 million in capital expenditures in Q1 2025, has been substantially completed.

The BAT transaction, subject to customary closing conditions, and shareholder approval on May 28, 2026, is expected to provide $10 million in new equity capital and eliminate the Company's largest balance sheet liability, the convertible debenture carried at $51.5 million as of March 31, 2026. This transaction would significantly strengthen the Company's balance sheet, improve shareholders' equity, and remove approximately $3 million in annual interest costs, meaningfully improving the Company's cash flow profile on a go-forward basis.

Financial Position
Cash as of March 31, 2026, was $5.2 million, compared to $8.0 million at December 31, 2025. The quarterly decrease primarily reflects operating cash usage of $2.8 million, consistent with the prior year period despite lower topline revenue and gross margin. Benefiting from a declining operating expense base, anticipated gross margin improvements from scaled in-house production, and the proposed BAT transaction, which provides $10 million in new equity capital, management expects the Company’s liquidity position to strengthen meaningfully upon completion of the transaction. Management believes existing cash and cash equivalents will provide sufficient liquidity to fund operations and planned capital expenditures for the next 12 months.

Consolidated Financial Statements and Management’s Discussion and Analysis
The Company’s consolidated financial statements and accompanying notes for the three months ended March 31, 2026 and 2025, and related management’s discussion and analysis of financial condition and results of operations (“MD&A”), are reported in the Company’s 10-Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR+ at www.sedarplus.ca and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

Analyst Conference Call

Management will not host a quarterly analyst call this quarter. The Company hosts two earnings calls per year. The next quarterly analyst call will follow the release of the Company’s second quarter financial results in August, 2026. A recording of the Company’s most recent earnings webcast in March, 2026 (2025 year-end) is available on the Investor Relations section of the Company’s website at https:/investors.charlottesweb.com.

About Charlotte’s Web Holdings, Inc.
Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Louisville, Colorado, is a botanical wellness innovation company and a market leader in hemp extract wellness, offering Charlotte’s Web whole-plant full-spectrum CBD extracts as well as broad-spectrum CBD and cannabinoid isolates. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBN, CBC, CBG, THC, terpenes, flavonoids, and other beneficial compounds. Charlotte’s Web product categories include CBD oil tinctures (liquid products), CBD gummies (sleep, calming, exercise recovery, immunity), CBN gummies, hemp-derived THC microdose gummies, functional mushroom gummies, CBD capsules, CBD topical creams, and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with analytic testing from soil to shelf for quality assurance. Charlotte’s Web products are distributed to retailers and healthcare practitioners throughout the U.S.A. and are available online through the Company's website at www.charlottesweb.com.

Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”. Subscribe to Charlotte's Web investor news.
(1)Non-GAAP Measures: The press release contains non-GAAP measures, including EBITDA, and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Additional Information and Where to Find It
In connection with the proposed transaction, Charlotte’s Web has filed with the SEC a definitive proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This release is not a substitute for the proxy statement or any other document that Charlotte’s Web may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, CHARLOTTE’S WEB ARE URGED TO READ, THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CHARLOTTE’S WEB AND THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive proxy statement and other relevant materials for the proposed transaction have been mailed or otherwise made available to stockholders of Charlotte’s Web as of April 6, 2026. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Charlotte’s Web through the website maintained by the SEC at www.sec.gov or by contacting Charlotte’s Web at 700 Tech Court, Louisville, CO 80027 or by telephone at (720) 484-8930.

Participants in the Solicitation
Charlotte’s Web and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may be deemed participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find more information about the Company’s directors and executive officers in its Annual Report for the year ended December 31, 2025 on Form 10-K filed with the SEC on March 31, 2026 and its Definitive Annual Meeting Proxy Statement filed with the SEC on April 29, 2025. You may obtain a free copy of these documents as indicated above.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Information

Certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements are not guarantees of future performance, and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by management of the Company in light of its experience and perception of historical trends, current conditions, expected future development, and other factors that it believes are appropriate and reasonable.

Specifically, this press release contains forward-looking statements relating to, but not limited to: completion of the transaction with BAT, including obtaining the necessary TSX and shareholder approval of the transaction; benefits to the Company of completing the transaction with BAT; use of proceeds of the transaction; the Company's beliefs regarding product eligibility under CMS programs and the Company’s opportunities in connection therewith; the potential scope and impact of federal healthcare frameworks for hemp-derived products; potential impacts as a result of the HEMP Act; advancement of the
HEMP Act; advancement of the legislation and federal framework including under the HEMP Act; advancement of the Hemp Act; the Company's competitive positioning, and its ability to participate in federal healthcare programs; sales volume and gross margin expectations; anticipated timing for, and business impact of, in-house manufacturing of topical and gummy products; future expectations for SG&A expenses; regulatory developments and the impact of developments on both consumer action and the Company's opportunities and operations; activities relating to, and sponsorship of, legislation to advance regulatory framework; the impact of insourcing on operating margins, capital expenditures and R&D; anticipated future financial results the impact of certain activities on the Company's business and financial condition and anticipated trajectory; the timing and outcomes from DeFloria’s clinical trials, including strategic value for the Company’s shareholders and potential commercial opportunities for Charlotte’s Web; the ability of AJA001 to address irritability associated with ASD; the Company’s activities relating to its medical channel advancement and the impacts thereof; trend of gross margin levels; inventory cost effects; expectations on SG&A ranges going forward; and management expectations around cash reserves providing sufficient liquidity to fund operations and planned expenditures.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to: receipt of TSX and shareholder approval for the transaction; successful completion of the transaction; expectations around cost reduction, run rate, revenue growth and expectations around cash flow improvement in 2026; regulatory regime changes; anticipated product development and sales; the success of sales and marketing activities; product development and production expectations; outcomes from R&D activities; the Company's ability to deal with adverse growing conditions in a timely and cost-effective manner; the availability of qualified and cost-effective human resources; compliance with contractual and regulatory obligations and requirements; availability of adequate liquidity and capital to support operations and business plans; continued product placement on various product channels; anticipated development of new products; anticipated consumer trends and corresponding product innovation; ; the Company’s ability to increase online traffic and demographic exposure through new products and marketing and omni-channel expansion; and expectations around consumer product demand. In addition, the forward-looking statements are subject to risks and uncertainties pertaining to, among other things: supply and distribution chains; the market for the Company's products; revenue fluctuations; regulatory changes; loss of customers and retail partners; retention and availability of talent; organizational changes, marketing plans and operational platform upgrades, and the impact of these initiatives on retail expansion, operational efficiencies, cash flow, revenue and e-commerce monetization; expectations relating to IT upgrades, marketing optimization and operational integrations; the impact of the Company’s product innovations on product development, expansion activities and the corresponding results thereof; competing products; share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality;

information technology security; available capital to fund operations and business plans; crop risk; economic and political considerations; failure to receive TSX and shareholder approval of the transaction; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s most recently filed Annual Report on Form 10-K, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available www.sedarplus.ca. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time. Any forward-looking statement in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law, the Company assumes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

For further information, contact:
Erika Lind
Chief Financial Officer
Erika.Lind@CharlottesWeb.com

Cory Pala
Director of Investor Relations
(720) 484-8930
Cory.Pala@CharlottesWeb.com

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share amounts)

	March 31,	December 31,
	2026 (unaudited)	2025
ASSETS
Current assets:
Cash and cash equivalents	$5,198	$8,035
Accounts receivable, net	1,410	811
Inventories, net	17,181	18,022
Prepaid expenses and other current assets	3,334	3,491
Total current assets	27,123	30,359
Property and equipment, net	21,630	22,679
Operating lease right-of-use assets, net	11,183	11,297
Investment in unconsolidated entity	8,600	8,800
Intangible assets, net	761	785
Derivative and other long-term assets	1,390	1,353
Total assets	$70,687	$75,273
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,589	$2,186
Accrued and other current liabilities	4,021	5,053
Lease obligations – current	1,490	1,420
Total current liabilities	8,100	8,659
Convertible debenture	51,504	50,849
Lease obligations	11,922	12,186
Derivative and other long-term liabilities	14,202	5,618
Total liabilities	85,728	77,312
Commitments and contingencies
Shareholders’ deficit
Common shares, nil par value; unlimited shares authorized; 159,683,953 and 159,420,141 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	329,380	329,270
Accumulated deficit	(344,422)	(331,310)
Total shareholders’ deficit	(15,041)	(2,039)
Total liabilities and shareholders’ deficit	$70,687	$75,273

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31, (unaudited)
	2026	2025
Revenue	$11,159	$12,262
Cost of goods sold	5,955	6,032
Gross profit	5,204	6,230

Selling, general, and administrative expenses	9,528	11,578
Operating loss	(4,324)	(5,348)

Change in fair value of financial instruments	(8,868)	(126)
Other income (expense), net	77	(738)
Loss before provision for income taxes	$(13,115)	$(6,212)
Income tax expense	3	—
Net loss	$(13,112)	$(6,212)

Per common share amounts
Net loss per common share, basic and diluted	$(0.08)	$(0.04)

CHARLOTTE’S WEB HOLDINGS, INC.

CONSOLIDATED STATEMENTS CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(in thousands of U.S. dollars, except share amounts)

	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance—December 31, 2025	159,420,141	$1	$329,270	$(331,310)	$(2,039)
Common shares issued upon vesting of restricted share units, net of withholding	263,812	—	(41)	—	(41)
Share-based compensation	—	—	151	—	151
Net loss		—		(13,112)	(13,112)
Balance—March 31, 2026	159,683,953	$1	$329,380	$(344,422)	$(15,041)

Balance—December 31, 2024	158,009,541	$1	$328,655	$(301,569)	$27,087
Common shares issued upon vesting of restricted share units, net of withholding	—	—	—	—	—
Share-based compensation		—	187	—	187
Net loss		—		(6,212)	(6,212)
Balance—March 31, 2025	158,009,541	$1	$328,842	$(307,781)	$21,062

CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)

	Three Months Ended March 31, (unaudited)
	2026	2025
Cash flows from operating activities:
Net loss	$(13,112)	$(6,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,678	2,449
Change in fair value of financial instruments	8,868	126
Convertible debenture and other accrued interest	793	868
Changes in right-of-use assets	114	473
Share-based compensation	151	187
Other	(788)	126
Changes in operating assets and liabilities:
Accounts receivable, net	(575)	(394)
Inventories, net	856	19
Prepaid expenses and other current assets	109	28
Operating lease obligations	(194)	(605)
Accounts payable, accrued and other liabilities	(537)	71
Other operating assets and liabilities, net	(142)	96
Net cash used in operating activities	(2,779)	(2,768)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(21)	(521)
Proceeds from sale of assets	4	28
Net cash used in investing activities	(17)	(493)
Cash flows from financing activities:
Other financing activities	(41)	—
Net cash used in financing activities	(41)	—
Net decrease in cash and cash equivalents	(2,837)	(3,261)
Cash and cash equivalents —beginning of period	8,035	22,618
Cash and cash equivalents —end of period	$5,198	$19,357

Non-cash activities:
Non-cash purchase of property and equipment and intangible assets	$—	$(83)

(1) Non-GAAP Measures –EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP. The term EBITDA consists of net income (loss) and excludes interest, taxes, depreciation, and amortization. Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The non-GAAP financial measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers. The primary purpose of using non-GAAP financial measures is to provide supplemental information we believe may be useful to investors and to enable them to evaluate our results the same way we do. We also present non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis and comparing our results with those of other companies by excluding items we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.
(1)EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the tables below. Adjusted EBITDA for the three months ended March 31, 2026, and 2025 is as follows:

Charlotte's Web Holdings, Inc.
Statement of Adjusted EBITDA
(In Thousands)

	Three Months Ended March 31,
	(unaudited)
U.S. $ Thousands	2026	2025

Net loss	$(13,112)	$(6,212)

Depreciation of property and equipment and amortization of intangibles	1,678	2,449
Interest expense	736	685
Income tax expense	(3)	—
EBITDA	$(10,701)	$(3,078)

Share-based compensation	151	187
Mark-to-market financial instruments	8,868	126
Adjusted EBITDA	$(1,682)	$(2,765)